Exhibit 4.1

AMENDMENT NO. 4 TO THE

AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

OF

POWERSHARES DB COMMODITY INDEX TRACKING FUND

This Amendment No. 4 (“Amendment No. 4”) to the Amended and Restated Declaration of Trust and Trust Agreement dated as of December 1, 2005 (the “Declaration of Trust”) of PowerShares DB Commodity Index Tracking Fund (the “Trust”) by and among DB Commodity Services LLC (the “Managing Owner”), Wilmington Trust Company and the Unitholders, from time-to-time thereunder.

WHEREAS, the Managing Owner has deemed it advisable for the Trust to amend and replace the definition of “Index Commodities” as defined in the Declaration of Trust;

WHEREAS, the Managing Owner wishes to amend the Declaration of Trust pursuant to Section 11.1(b)(iii) thereof to give effect to the adoption of a new definition of “Index Commodities” effective as of October 19, 2009.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Declaration of Trust is amended as follows:

1.	The definition of “Index Commodities” shall be amended and replaced in its entirety as follows:

“‘Index Commodities’ means the underlying Commodities which comprise the Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™ from time to time, as described in the Prospectus.”

2.	This Amendment No. 4 to the Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware.

3.	Terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Declaration of Trust, as amended.

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IN WITNESS WHEREOF, this Amendment No. 4 has been executed for and on behalf of the undersigned as of the 30th day of September, 2009.

DB COMMODITY SERVICES LLC, as Managing Owner

By:	/s/ Martin Kremenstein
Name:	Martin Kremenstein
Title:	Chief Operating Officer

By:	/s/ Michael Gilligan
Name:	Michael Gilligan
Title:	Principal Financial Officer

Acknowledged:
WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee of the Trust

By:	/s/ Joseph B. Feil
Name:	Joseph B. Feil
Title:	Vice President

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